APPENDIX B

PROXY CARD

PROXY

TenderCare International, Inc.

3925 North Hastings St.

Eau Claire, Wisconsin 54703

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Edward Reiss and Brenda Schenk as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of TenderCare International, Inc. held of record by the undersigned on February [•], 2006 at the special meeting of shareholders to be held on February [•], 2006 or any adjournment thereof.

1.     TO APPROVE, SUBJECT TO FINAL ACTION BY OUR BOARD OF DIRECTORS, A 25,000-TO-1 REVERSE STOCK SPLIT OF OUR COMMON STOCK, WITH THE RESULT THAT (I) HOLDINGS PRIOR TO SUCH SPLIT OF FEWER THAN 25,000 SHARES OF COMMON STOCK WILL BE CONVERTED TO A FRACTIONAL SHARE, WHICH WILL THEN BE IMMEDIATELY CANCELLED AND CONVERTED INTO A RIGHT TO RECEIVE THE CASH CONSIDERATION DESCRIBED IN THE PROXY STATEMENT, AND (II) AFTER THESE CANCELLATIONS, WE WILL HAVE FEWER THAN 300 RECORD SHAREHOLDERS ALLOWING US TO DEREGISTER THE COMMON STOCK UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND THUS AVOID THE COSTS ASSOCIATED WITH BEING A PUBLIC REPORTING COMPANY

FOR ◻	AGAINST ◻	ABSTAIN ◻

2.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1 above.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _______________________, 2006	Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE